Exhibit 99.1

Triumph Bancorp Announces Dividend for 7.125% Series C Fixed-Rate Non-Cumulative Perpetual Preferred Stock

DALLAS – August 31, 2020 (GLOBE NEWSWIRE) – Triumph Bancorp, Inc. (the “Company”) (Nasdaq: TBK) today announced the Company’s Board of Directors declared a quarterly cash dividend of $19.99 per share on its 7.125% Series C Fixed-Rate Non-Cumulative Perpetual Preferred Stock, represented by depositary shares (NASDAQ: TBKCP), each representing a 1/40th interest in a share of preferred stock. Holders of depositary shares will receive $0.49975 per depositary share. The dividend is payable on September 30, 2020, to holders of record at the close of business on September 15, 2020.

About Triumph

Triumph Bancorp, Inc. (Nasdaq: TBK) is a financial holding company headquartered in Dallas, Texas.  Triumph offers a diversified line of community banking, national lending, and commercial finance products through its bank subsidiary, TBK Bank, SSB. www.triumphbancorp.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. Investors are cautioned that such statements are predictions and that actual events or results may differ materially. Triumph’s expected financial results or other plans are subject to a number of risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” and the forward-looking statement disclosure contained in the Company’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on February 11, 2020 and its Quarterly Report on Form 10-Q, filed with the SEC on April 21, 2020. Forward-looking statements speak only as of the date made and Triumph undertakes no duty to update the information.

Source: Triumph Bancorp, Inc.

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Investor Relations:

Luke Wyse

Senior Vice President, Finance & Investor Relations

lwyse@tbkbank.com

214-365-6936

Media Contact:

Amanda Tavackoli

Senior Vice President, Director of Corporate Communication

atavackoli@tbkbank.com

214-365-6930